EXHIBIT 10.1

AMENDMENT NO. 1
TO
AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the "***Amendment***"), dated as of February 23, 2007 (the "***Effective Date***") is made and entered into by and among Strativation, Inc., a Delaware corporation ("***STRV***"), CNS Merger Corporation, a California corporation and wholly-owned subsidiary of STRV ("***MergerCo***"), and CNS Response, Inc., a California corporation ("***CNSR***"). STRV, MergerCo and CNSR are sometimes referred to herein individually as a "***Party***" and collectively as the "***Parties***."

PRELIMINARY STATEMENT

A. On January 16, 2007, the Parties entered into an Agreement and Plan of Merger (the "***Merger Agreement***") pursuant to which the Parties will effect the acquisition of CNSR by STRV through the statutory merger of MergerCo with and into CNSR (the "***Merger***"), upon the consummation of which MergerCo will cease to exist as a separate entity and CNSR will survive as a wholly-owned subsidiary of STRV.

B. The parties desire to amend the provisions of the Merger Agreement on the terms and conditions set forth herein to (i) change the definition of "Equity Financing" to provide for a lower minimum financing amount required for closing, and (ii) amend the termination provisions of the Merger Agreement, to allow the parties to complete the process of collecting subscriptions for the Equity Financing.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings this Agreement contains, the parties hereto hereby agree as follows:

1. **Amendment to Section 7.2.12.** The Agreement is hereby amended to replace Section 7.2.12 with the following:

> "7.2.12 *Equity Financing*. Signed subscriptions shall have been received to purchase no less than 5,837,500 shares of STRV Common Stock and warrants to purchase 1,751,250 shares of STRV Common Stock at $1.80 per share, in a private placement offering exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder and otherwise pursuant to the terms outlined on Exhibit A-1 ("***Equity Financing***"), which subscriptions shall represent gross proceeds of not less than $7,005,000, with such gross proceeds having been fully funded into an escrow account established for the Equity Financing the release of which to STRV is conditioned only upon the Closing of the

Merger, and STRV's acceptance of such subscriptions simultaneous to or after the Closing. The subscription agreements executed and delivered in connection with the Equity Financing shall be in the form attached hereto as Exhibit A-2 (the "***Subscription Agreements***"), and all other agreements, documents and instruments contemplated by the Subscription Agreements shall have been executed and delivered, as provided therein. CNSR shall be satisfied that the offer and sale of the shares in the Equity Financing were made in compliance with the requirements under the Securities Act."

2. **Amendment to Section 8.1.3.** The Agreement is hereby amended to replace Section 8.1.3 with the following:

"8.1.3 by either STRV or CNSR if the Merger shall not have been consummated on or before March 15, 2007 (other than as a result of the failure of the Party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);"

3. **Amendment to Exhibits A-1 and A-2.** The Agreement is hereby amended to replace Exhibit A-1 and Exhibit A-2 with the Amended and Restated Confidential Private Placement Memorandum, dated February 2007, attached hereto as Exhibit A-1, and the Subscription Agreement, attached hereto as Exhibit A-2, respectively.

4. **Ratification of Remaining Terms**. Except as set forth above, the remaining terms and conditions of the Merger Agreement shall not be amended by this Amendment and shall remain in full force and effect, and binding in accordance with their respective terms.

5. **Counterparts**. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

CNS Response, Inc.

By: ____________________________
Name: Leonard J. Brandt
Title: Chief Executive Officer

Strativation, Inc.

By: ____________________________
Name: Silas Phillips
Title: Chief Executive Officer

CNS Merger Corporation

By: ____________________________
Name: Silas Phillips
Title: Chief Executive Officer